CHASE EQUIPMENT FINANCE, INC.

MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (this "**Lease**") is made as of October 30, 2009, between CHASE EQUIPMENT FINANCE, INC., its successors and assigns ("**Lessor**"), and EDWARD D. JONES & CO., L.P., its successors and permitted assigns ("**Lessee**").

Lessee desires to lease from Lessor the equipment and other property (the "**Equipment**") described in each Lease Schedule executed pursuant to this Lease in substantially the form attached hereto as Exhibit No. 1 (each, a "**Schedule**") incorporating by reference the terms and conditions of this Lease (the term "**Lease**" shall also include any Riders to this Lease entered into with respect to such Schedule). Certain definitions and construction of certain of the terms used in this Lease are provided in Section 19 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Lease agree as follows:

1. **AGREEMENT TO LEASE; TERM**. This Lease is effective as of the date specified above. By entering into a Schedule, Lessor leases the Equipment described therein to Lessee, and Lessee leases such Equipment from Lessor, in each case, subject to the terms and conditions in this Lease and such Schedule and all of the other documents and agreements executed in connection herewith (collectively, the "**Lease Documents**"). Each Schedule, incorporating the terms and conditions of this Lease, will constitute a separate instrument of lease. The term of lease ("**Lease Term**") with respect to each item of Equipment leased under a Schedule shall commence on the date of execution of such Schedule and continue for the term provided in that Schedule.

2. **RENT**. Lessee shall pay Lessor (a) the rental installments ("**Basic Rent**") as and when specified in each Schedule, without demand, and (b) all of the other amounts payable in accordance with this Lease, such Schedule and/or any of the other Lease Documents ("**Other Payments**", and together with the Basic Rent, collectively, the "**Rent**"). Upon Lessee's execution thereof, the related Schedule shall constitute a non-cancelable net lease, and Lessee's obligation to pay Rent, and otherwise to perform its obligations under or with respect to such Schedule and all of the other Lease Documents, are and shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer, vendor, fabricator or installer of the Equipment (the "**Suppliers**"), or anyone else, for any reason whatsoever (each, an "**Abatement**"). Lessee agrees that all Rent shall be paid in accordance with Lessor's or Assignee's written direction. Time is of the essence. If any Rent is not paid within five (5) days of the due date, then as compensation for the administration and enforcement of Lessee's obligation to make timely payments, Lessee shall pay with respect to each overdue payment on demand an amount equal to one percent (1%) of the each overdue payment (but not to exceed the highest late charge permitted by applicable law) plus any collection agency fees and expenses. The failure of Lessor to collect any late charge will not constitute a waiver of Lessor's right with respect thereto.

3. **REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LESSEE**. Lessee represents, warrants and agrees that, as of the effective date of this Lease and of each Schedule: (a) Lessee is a limited partnership, and is and will remain duly organized and existing in good standing under the laws of the State of Missouri, and is duly qualified to do business wherever necessary to perform its obligations under the Lease Documents, including each jurisdiction in which the Equipment is or will be located. (b) EDJ Holding Company, Inc. (the "**General Partner**") is the sole general partner of Lessee. (c) Lessee's legal name is as shown in the preamble of this Lease; and Lessee's Federal Employer Identification Number and organizational number are as set forth under Lessee's signature. Within the previous six (6) years, Lessee has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Lessor in writing. (d) The Lease Documents (1) have been duly authorized by all necessary action consistent with Lessee's form of organization, (2) do not require the approval of, or giving notice to, any governmental authority, (3) do not contravene or constitute a default under any applicable law, Lessee's organizational documents, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound, and (4) constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms thereof. (e) There are no pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative

agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, **"Material Adverse Effect"** shall mean (i) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Lessee, or on Lessor's rights and remedies under this Lease, or (ii) a material impairment of the ability of Lessee to perform its obligations under or remain in compliance with such Schedule or any of the other Lease Documents. Further, Lessee is not in default under any financial or other material agreement that, either individually, or in the aggregate, would have the same such effect. (f) All of the Equipment covered by such Schedule is located solely in the jurisdiction(s) specified in such Schedule. (g) Under the applicable laws of each such jurisdiction, such Equipment consists (and shall continue to consist) solely of personal property and not fixtures. Such Equipment is removable from and is not essential to the premises at which it is located. (h) financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied (**"GAAP"**), and fairly present in all material respects Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations. (h) With respect to any Collateral, Lessee has good title to, rights in, and/or power to transfer all of the same. (i) The Supplier is not an affiliate of Lessee.

4. **FURTHER ASSURANCES AND OTHER COVENANTS.** Lessee agrees as follows: (a) Lessee will furnish Lessor with (1) Lessee's balance sheet, statement of income and statement of retained earnings or equivalent statement, prepared in accordance with GAAP, certified by a recognized firm of certified public accountants, within one hundred twenty (120) days of the close of each fiscal year of Lessee, (2) Lessee's quarterly financial report certified by the chief financial officer of Lessee, within sixty (60) days of the close of each fiscal quarter of Lessee, and (3) all of Lessee's quarterly FOCUS Reports filed with the Securities and Exchange Commission (**"SEC"**) as and when filed. Lessee agrees that any affiliate of JPMorgan Chase & Co. that receives any financial reports under any Affiliate Credit Agreement is hereby authorized to deliver complete copies of all such financial reports and related compliance certificates to Lessor in satisfaction of Lessee's obligation to deliver such information to Lessor. (b) Lessee shall obtain and deliver to Lessor and/or promptly execute or otherwise authenticate any documents, filings, waivers (including any landlord and mortgagee waivers), releases and other records reasonably required to perfect Lessor's first priority perfected security interest in the Equipment, and will take such further action as Lessor may reasonably request in furtherance of Lessor's rights under any of the Lease Documents. Lessee irrevocably authorizes Lessor to file UCC financing statements (**"UCCs"**) and other filings with respect to the Equipment or any Collateral. Without Lessor's prior written consent, Lessee agrees not to file any corrective or termination statements or partial releases with respect to any UCCs filed by Lessor pursuant to this Lease. (c) Lessee shall provide written notice to Lessor: (1) thirty (30) days prior to any change in Lessee's name or jurisdiction or form of organization; (2) promptly upon the occurrence of any Event of Default (as defined in Section 15) or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default (a **"Default"**); (3) promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or this Lease; and (4) within fifteen (15) days after the end of each calendar quarter, a tracking report as of the last day of the immediately preceding calendar quarter certifying that no item of Equipment has been relocated or replaced during such calendar quarter except as specified in such report, and including: (A) for each item of Equipment which has been relocated, the old location and the new location with respect to such item; (B) for each item of Equipment which has been replaced pursuant to Section 7(c) hereof during such calendar quarter, the item of Equipment and manufacturer/make, model and tag number or serial number (if applicable) of the replacement equipment, and the location of such item, as applicable; and (C) with respect to each item of Lost Equipment which has been replaced pursuant to Section 12(d)(A) hereof during such calendar quarter, the item of Lost Equipment and replacement equipment (and manufacturer/make, model and tag number or serial number (if applicable)), and the location of such item, as applicable. (d) Lessee shall not (1) be or become subject, at any time, to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lessor from making any advance or extension of credit to Lessee or from otherwise conducting business with Lessee, or (2) fail to provide documentary and other evidence of Lessee's identity as may be requested by Lessor at any time to enable Lessor to verify Lessee's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. (e) The following notification is provided to Lessee pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318: IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Lessee: When Lessee opens an account, if Lessee is an individual, Lessor will ask for Lessee's name, tax payer identification number, residential address, date of birth, and other information that will allow Lessor to identify Lessee, and if Lessee is not an individual, Lessor will ask for Lessee's name, taxpayer identification number, business address, and other information that will allow Lessor to identify Lessee. Lessor may also ask, if Lessee is an

individual, to see Lessee's driver's license or other identifying documents, and if Lessee is not an individual, to see Lessee's legal organizational documents or other identifying documents. (f) At all times during the term of each Schedule, Lessee shall: maintain Net Capital not less than $625,000,000. As used herein, "Net Capital" shall have the meaning given such term in Lessee's FOCUS Reports filed with the SEC. (g) Concurrently with delivery of the financial statements referenced in Sections 4(a)(1) and (2) hereof, Lessee shall deliver to Lessor a certificate executed by the chief financial officer of Lessee confirming Lessee's compliance with the financial covenant specified in Section 4(f) hereof, including the information necessary to substantiate such compliance.

5. **CONDITIONS PRECEDENT**. Lessor's agreement to purchase and lease any Equipment under a Schedule, is conditioned upon Lessor's determination that all of the following have been satisfied: (a) Lessor having received the following, in form and substance reasonably satisfactory to Lessor: (1) evidence as to due compliance with the insurance provisions of Section 11; (2) if requested, lien searches in the jurisdiction of Lessee's organization, and wherever else Lessor deems appropriate; (3) UCCs and all other filings required by Lessor; (4) upon the execution and delivery of this Lease, a certificate of an appropriate officer of General Partner certifying: (A) resolutions duly authorizing the transactions on behalf of Lessee contemplated in the applicable Lease Documents, and (B) the incumbency and signature of the officers of Lessee authorized to execute such documents (the "**Closing Certificate**"); (5) upon the execution and delivery of the Schedule on or about April 1, 2010, a bringdown certificate of an appropriate officer of General Partner confirming or bringing to date the information contained in the Closing Certificate; (6) upon the execution and delivery of this Lease, an opinion of counsel for Lessee as to each of the matters set forth in sub-parts (a), (d) and (e) of Section 3; (7) the only manually executed original of the Schedule, and counterpart originals of all other Lease Documents; (8) a spreadsheet identifying the item of Equipment, asset identification number, description, purchase order number, Lessee voucher, invoice number, wire or check number with respect to payment of the invoice cost, invoice date, vendor, item sum cost, item cost, item sales tax, item freight amount, item miscellaneous cost, TAG number, manufacturer, model, serial number and initial location (branch, headquarters or World Wide Technology, Inc. ("**WWT**") warehouse, and (if requested) a random sample of the invoices and cancelled checks) (provided, however, with respect to furniture and/or signs, no tag number or serial number will be provided); (9) if requested by Lessor, good standing certificates from the jurisdiction of Lessee's organization and the location of the Equipment, and evidence of Lessee's organizational number; (10) upon the execution and delivery of this Lease, a certified true copy of that certain Master Purchasing Agreement dated as of September 13, 2006, between Lessee and WWT, including the Services Rider and all amendments thereto (the "**Master Purchasing Agreement**"); (11) upon the execution and delivery of this Lease, an Agreement in substantially the form attached hereto as Exhibit No. 2, duly executed by WWT; and (12) such other documents, agreements, instruments, certificates and assurances, as Lessor reasonably may require. (b) All representations and warranties provided by Lessee in favor of Lessor in any of the Lease Documents shall be true and correct in all material respects on the effective date of the related Schedule (Lessee's execution and delivery of the Schedule shall constitute Lessee's acknowledgment of the same). (c) There shall be no Default or Event of Default under the Schedule or any other Lease Documents. The Equipment shall have been delivered to and accepted by Lessee, as evidenced by the Schedule, and shall be in the condition and repair required hereby; and on the effective date of such Schedule Lessee shall have received good title to the Equipment described therein, free and clear of any claims, liens, attachments, rights of others and legal processes ("**Liens**"), other than the security interest of Lessor created hereunder. (d) On the effective date of such Schedule, Lessor shall have a first priority perfected security interest in the Equipment described therein.

6. **ACCEPTANCE UNDER LEASE**. Lessee shall cause the Equipment to be delivered to WWT and shall cause WWT promptly to integrate and install the Equipment at the intended location. Lessor hereby appoints Lessee as Lessor's agent for the sole purpose of accepting delivery of the Equipment from the Supplier. Upon delivery, Lessee shall inspect and, if conforming to the condition required by the applicable Supply Contract, accept the Equipment and execute and deliver to Lessor a Schedule describing such Equipment. The Schedule will evidence Lessee's unconditional and irrevocable acceptance under the Schedule of the Equipment described therein. However, if Lessee fails to accept delivery of any item of the Equipment, or accepts such Equipment but fails to satisfy any or all of the other conditions set forth in Section 5, Lessor shall have no obligation to lease such Equipment.

7. **USE AND MAINTENANCE**. (a) Lessee shall (1) use the Equipment solely in the continental United States and Alaska and Hawaii, and in the conduct of its business, for the purpose for which the Equipment was designed, in a careful and proper manner, and shall not permanently discontinue use of the Equipment; (2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, (A) in accordance and consistent with (i) the Supplier's recommendations and all maintenance and operating manuals or service agreements, whenever furnished or entered into, including any subsequent amendments or replacements thereof, issued by the Supplier or service provider, (ii) the requirements of all applicable insurance policies, (iii) the Supply Contract, so as to preserve all of Lessee's and

Lessor's rights thereunder, including all rights to any warranties, indemnities or other rights or remedies, (iv) all applicable laws, and (v) the prudent practice of other similar companies in the same business as Lessee, but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; and (B) without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee's full compliance with the terms hereof; and (3) not attach or incorporate the Equipment to or in any other property in such a manner that the Equipment may be deemed to have become an accession to or a part of such other property. (b) Within a reasonable time, Lessee will replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise unfit for use, by new or reconditioned replacement parts which are free and clear of all Liens and have a value, utility and remaining useful life at least equal to the parts replaced (assuming that they were in the condition required by this Lease). Any modification or addition to the Equipment that is required by this Lease shall be made by Lessee. All such parts, modifications and additions to the Equipment shall be deemed incorporated in the Equipment for all purposes of the related Schedule, and Lessor's security interest created hereunder shall attach thereto without any further action by Lessor or any other person. Unless replaced in accordance with this Section, Lessee shall not remove any parts originally or from time to time attached to the Equipment, if such parts are essential to the operation of the Equipment, are required by any other provision of this Lease or cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value, utility and remaining useful life which the Equipment would have had without the addition of such parts. Except as permitted in this Section, Lessee shall not make any material alterations to the Equipment. (c) Lessee may replace an item of Equipment with a replacement item which is free and clear of all Liens and which has a value, utility and remaining useful life at least equal to the item of Equipment which is replaced (assuming that such item of Equipment was in the condition required by this Lease). Lessor's security interest created hereunder shall attach to such replacement item of Equipment, without any further action by Lessor or any other person. (d) Upon forty-eight (48) hours' notice, Lessee shall afford Lessor and/or its designated representatives access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records relating thereto at any reasonable time during normal business hours; provided, however, if a Default or Event of Default shall have occurred and then be continuing, no notice of any inspection by Lessor shall be required. If any discrepancies are found as they pertain to the general condition of the Equipment, Lessor will communicate these discrepancies to Lessee in writing. Lessee shall then have thirty (30) days to rectify these discrepancies at its sole expense. Lessee shall pay all expenses of a re-inspection by Lessor's appointed representative, if corrective measures were required.

8. **DISCLAIMER; QUIET ENJOYMENT. (a) THE EQUIPMENT IS LEASED HEREUNDER "AS IS, WHERE IS". LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING ANY PART, OR ANY MATTER WHATSOEVER, INCLUDING, AS TO EACH ITEM OF EQUIPMENT, ITS DESIGN, CONDITION, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF SUCH ITEM WITH ANY APPLICABLE LAW, CONFORMITY OF SUCH ITEM TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE DOCUMENT OR TO THE DESCRIPTION SET FORTH IN THE RELATED SCHEDULE OR ANY OF THE OTHER LEASE DOCUMENTS, OR ANY INTERFERENCE OR INFRINGEMENT (EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8(b)), OR ARISING FROM ANY COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LESSOR BE LIABLE, FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT; AND LESSEE HEREBY WAIVES ANY CLAIMS ARISING OUT OF ANY OF THE FOREGOING.** Without limiting the foregoing, Lessor will not be responsible to Lessee or any other person with respect to, and Lessee agrees to bear sole responsibility for, any risk or other matter that is the subject of Lessor's disclaimer; and Lessor's agreement to enter into this Lease and any Schedule is in reliance upon the freedom from and complete negation of liability or responsibility for the matters so waived or disclaimed herein or covered by the indemnity in this Lease. So long as no Event of Default has occurred, Lessee may exercise Lessor's rights, if any, under any warranty with respect to the Equipment. Lessee's exercise of such rights shall be at its sole risk, shall not result in any prejudice to Lessor, and may be exercised only during the term of the related Schedule. Lessee shall not attempt to enforce any such warranty by legal proceeding without Lessor's prior written approval. (b) Lessor warrants that during the term of each Schedule, so long as no Event of Default has occurred, Lessee's possession and use of the Equipment leased thereunder shall not be interfered with by Lessor or anyone rightfully claiming an interest through Lessor. The preceding warranty is in lieu of all other warranties by Lessor, whether written, oral or implied, with respect to this Lease or the Equipment. Any actual or purported breach of this warranty shall not give rise to any Abatement, but Lessee may bring a direct cause of action against Lessor for any actual damages directly resulting from any such breach.

9. **FEES AND TAXES.** Lessee agrees to: (a) (1) file in Lessee's own name, directly with all appropriate taxing authorities all declarations, returns, inventories and other documentation with respect to any personal property taxes (or any other taxes in the nature of or imposed in lieu of property taxes) due or to become due with respect to the Equipment, and if not so permitted by law, to promptly notify Lessor and provide it with all information required in order for Lessor to timely file all such declarations, returns, inventories, or other documentation, and (2) pay on or before the date when due all such taxes assessed, billed or otherwise payable with respect to the Equipment directly to the appropriate taxing authorities; (b) (1) pay when due as requested by Lessor, and (2) defend and indemnify Lessor on a net after-tax basis against liability for all license and/or registration fees, assessments, and sales, use, property, excise, privilege, value added, goods and services tax, provincial sales tax, harmonized sales tax and other taxes or other charges or fees now or hereafter imposed by any governmental body or agency upon the Equipment or with respect to the manufacture, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the Rent hereunder (other than state licensure fees, and/or taxes on or measured solely by the net income or capitalization of Lessor); and (c) indemnify Lessor against any penalties, charges, interest or costs imposed with respect to any items referred to in clauses (a) and (b) above (the items referred to in clauses (a), (b), and (c) above being referred to herein as "**Impositions**"). Any Impositions which are not paid when due and which are paid by Lessor shall, at Lessor's option, become immediately due from Lessee to Lessor.

10. **INTENT; GRANTING CLAUSE.** (a) Lessee and Lessor intend that each Schedule, incorporating by reference the terms of this Lease, constitutes the retention of a security interest by Lessor in the Equipment described therein and not a true "lease" as defined in the UCC. (b) In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding with respect hereto and to each Schedule, and the performance and observance by Lessee of all of the provisions hereof and thereof and of all of the other Lease Documents, and any other leases, indebtedness, liabilities and/or obligations of any kind (whether now existing or hereafter incurred, absolute or contingent, direct or indirect) of Lessee to Lessor, Lessee hereby collaterally assigns, grants, and conveys to Lessor, a security interest in and lien on all of Lessee's right, title and interest in and to all of the following (whether now existing or hereafter created, and including any other collateral described on any rider hereto; the "**Collateral**"): (1) the Equipment described in such Schedule (including all embedded software), and all additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier; (2) any and all substitutions, replacements or exchanges for any such item of Equipment, in each such case in which Lessee shall from time to time acquire an interest; and (3) any and all cash and non-cash proceeds of the property in and against which a security interest is granted hereunder, including (without limitation) proceeds of insurance, indemnities and/or warranties ("**Proceeds**"). The collateral assignment, security interest and lien granted herein shall survive the termination, cancellation or expiration of each Schedule until such time as Lessee's obligations thereunder and under the other Lease Documents are fully discharged. (c) If a court of competent jurisdiction confirms that any Schedule is a sale and extension of credit, a lease intended for security, a loan secured by the Equipment described in such Schedule, or other similar arrangement, any obligation to pay Basic Rent or any Other Payment, to the extent constituting the payment of interest, shall be at an interest rate that is equal to the lesser of the maximum lawful rate permitted by applicable law or the effective interest rate used by Lessor in calculating such amounts. (d) Lessee hereby acknowledges and agrees that, to the extent that Lessor's participation in any purchase and lease of an item or items of Equipment pursuant to this Lease constitutes a financing of Lessee's acquisition of such item or items of Equipment, Lessee's repayment of the amounts of such financing shall apply on a "first-in/first-out" basis so that portions of the amounts of such financing used to purchase such item or items of Equipment shall be deemed repaid in the chronological order of the use of such amounts to purchase the same.

11. **INSURANCE.** Upon acceptance under a Schedule, until the earlier of: (a) the Equipment is returned to Lessor in accordance with this Lease and (b) the expiration of the Lease Term with respect to such Equipment and payment in full of all Rent with respect thereto, Lessee shall maintain all-risk insurance coverage with respect to the Equipment insuring against, among other things any casualty to the Equipment (or any portion thereof), including loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the greater of the Stipulated Loss Value or the full replacement value of the Equipment; with respect to Equipment located at Lessee's headquarters, having a deductible of $100,000 per occurrence or such higher amount as is reasonably satisfactory to Lessor. The required insurance policies (including endorsements) shall (i) be in form and amount reasonably satisfactory to Lessor, and written by insurers of recognized reputation and responsibility satisfactory to Lessor (but such insurer shall carry a current rating by A.M. Best Company of at least "A" for a general policyholder and a financial rating of at least "VIII"), (ii) add Lessor as a loss payee as its interest may appear, and (iii) provide for thirty (30) days' written notice by such insurer of cancellation, material change, or non-renewal. Notwithstanding the foregoing, Lessee may self-insure with respect to all Equipment which is not located at Lessee's headquarters.

12. **LOSS AND DAMAGE**. (a) At all times until the earlier of: (a) the Equipment is returned to Lessor in accordance with this Lease, and (b) the expiration of the Lease Term with respect to such Equipment and payment in full of all Rent with respect thereto, Lessee shall bear the risk of loss, theft, confiscation, taking, unavailability, damage or partial destruction of the Equipment and shall not be released from its obligations under any Schedule or other Lease Document in any such event. (b) Lessee shall provide prompt written notice to Lessor of any Total Loss of any item of the Equipment. (c) Without limiting any other provision hereof, Lessee shall repair all damage to any item of Equipment from any and all causes, other than a Total Loss, so as to cause it to be in the condition and repair required by this Lease. (d) A "**Total Loss**" shall be deemed to have occurred to an item of Equipment upon: (1) the actual or constructive total loss of any item of the Equipment, (2) the loss, disappearance, theft or destruction of any item of the Equipment, or damage to any item of the Equipment that is uneconomical to repair or renders it unfit for normal use, or (3) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority. On the next rent payment date following a Total Loss (a "**Loss Payment Date**"), Lessee shall either: (A) replace the item or items of the Equipment with respect to which the Total Loss has occurred (the "**Lost Equipment**"), with replacement equipment having a value, utility and remaining economic useful life not less than the applicable Lost Equipment; or (B) pay to Lessor the Basic Rent due on that date plus the Stipulated Loss Value of the item or items of the Lost Equipment, together with any Other Payments due hereunder with respect to the Lost Equipment. Upon making such payment, (i) Lessee's obligation to pay future Basic Rent shall terminate solely with respect to the items of Lost Equipment so paid for, but Lessee shall remain liable for, and pay as and when due, all Other Payments, and (ii) Lessor shall convey to Lessee all of Lessor's right, title and interest in the Lost Equipment, "**AS IS WHERE IS**", but subject to the requirements of any third party insurance carrier in order to settle an insurance claim. As used in this Lease, "**Stipulated Loss Value**" shall be as specified in the Schedule with respect to the applicable Equipment. (e) Lessor shall be under no duty to Lessee to pursue any claim against any person in connection with a Total Loss or other loss or damage. (f) If Lessor receives a payment under an insurance policy required under this Lease in connection with any Total Loss or other loss of or damage to an item of Equipment, and such payment is both unconditional and indefeasible, then provided Lessee shall have complied with the applicable provisions of this Section, Lessor shall either (1) if received pursuant to a Total Loss, remit such proceeds to Lessee or credit such proceeds against any amounts owed by Lessee pursuant to Section 12(d), or (2) if received with respect to repairs made pursuant to Section 12(c), remit such proceeds to Lessee.

13. **REDELIVERY**. (a) If an Event of Default occurs with respect to a Schedule and Lessee is required to return the Equipment described on such Schedule to Lessor, Lessee shall return such Equipment to Lessor free and clear of all Liens whatsoever, to such place(s) within the continental United States as Lessor shall specify. Lessee shall provide, at its expense, transit insurance for the redelivery period in an amount equal to the replacement value of such Equipment and Lessor shall be named as the loss payee on all such policies of insurance. Lessee shall cause: (1) the Supplier's representative or other qualified person acceptable to Lessor (the "**Designated Person**") to de-install such Equipment in accordance with the Supplier's specifications (as applicable) and pack such Equipment properly and in accordance with the Supplier's recommendations (as applicable); and (2) such Equipment to be transported in a manner consistent with the Supplier's recommendations and practices (as applicable). Upon return, such Equipment shall be: (i) in the same condition as when delivered to Lessee under the related Schedule, ordinary wear and tear excepted; (ii) mechanically and structurally sound (ordinary wear and tear excepted), capable of performing the functions for which such Equipment was originally designed, in accordance with the Supplier's published and recommended specifications (as applicable); (iii) redelivered with all component parts in good operating condition (and all components must meet or exceed the Supplier's minimum recommended specifications, unless otherwise agreed by Lessor in writing); (iv) redelivered with all embedded and/or non-licensed software and documentation necessary for the operation of such Equipment for the performance of the functions for which such Equipment was originally designed (whether or not such non-licensed software is embedded in or otherwise is a part of such Equipment); and (v) cleaned and cosmetically acceptable, with all Lessee-installed markings removed and all rust, corrosion or other contamination having been removed or properly treated, and in such condition so that it may be immediately installed and placed in service by a third party. Upon delivery, such Equipment shall be in compliance in all material respects with all applicable Federal, state and local laws, and health and safety guidelines. Lessee shall be responsible for the reasonable out-of-pocket cost of all repairs, alterations, inspections, appraisals, storage charges, insurance costs, demonstration costs and other related costs necessary to cause such Equipment to be in full compliance with the terms of this Lease. (b) If requested by Lessor, Lessee shall also deliver all related records and other data to Lessor, including all records of maintenance, modifications, additions and major repairs, computerized maintenance history, and any maintenance and repair manuals (collectively, the "**Records**"). All manuals or other documents delivered to Lessor that are subject to periodic revision will be fully up-to-date and current to the latest revision standard of any particular manual or document. In the event any such Records are missing or incomplete, Lessor shall have the right to cause the same to be reconstructed at Lessee's expense. (c) In addition to Lessor's other rights and

remedies hereunder, if such Equipment and the related Records are not returned in a timely fashion, or if repairs are necessary to place any item of Equipment in the condition required in this Section, Lessee shall (i) continue to pay to Lessor per diem rent at the last prevailing lease rate under the applicable Schedule with respect to such item of Equipment, for the period of delay in redelivery, and/or for the period of time reasonably necessary to accomplish such repairs, and (ii) pay to Lessor an amount equal to the aggregate cost of any such repairs. Lessor's acceptance of such rent on account of such delay and/or repair does not constitute an extension or renewal of the term of the related Schedule or a waiver of Lessor's right to prompt return of such Equipment in proper condition. Such amount shall be payable upon the earlier of Lessor's demand or the return of such Equipment in accordance with this Lease. (d) Without limiting any other terms or conditions of this Lease, the provisions of this Section are of the essence of each Schedule, and upon application to any court of equity having jurisdiction, Lessor shall be entitled to a decree against Lessee requiring Lessee's specific performance of its agreements in this Section.

14. **INDEMNITY**. Lessee shall indemnify, defend and keep harmless Lessor and any Assignee (as defined in Section 17), and their respective agents and employees (each, an "**Indemnitee**"), from and against any and all Claims (other than such as may directly and proximately result from the gross negligence or willful misconduct of such Indemnitee), by paying, on a net after-tax basis, or otherwise discharging same, when and as such Claims shall become due. Lessee agrees that the indemnity provided for in this Section includes the agreement by Lessee to indemnify each Indemnitee with respect to Claims for which such Indemnitee is strictly liable. Lessor shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense of and/or to settle any Claim, in each case, so long as (1) no Default or Event of Default has occurred and is then continuing, (2) Lessee confirms, in writing, its unconditional and irrevocable commitment to indemnify each Indemnitee with respect to such Claim, (3) Lessee is financially capable of satisfying its obligations under this Section, (4) Lessor approves the defense counsel selected by Lessee, and (5) there is no reasonable risk of criminal liability being imposed on Lessor or any of its directors, officers or employees as a result of such Claim. The term "**Claims**" shall mean all claims, allegations, harms, judgments, settlements, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys' fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person, arising on account of (A) any Lease Document, including the performance, breach (including any Default or Event of Default) or enforcement of any of the terms thereof, or (B) the Equipment, or any part or other contents thereof, any substance at any time contained therein or emitted therefrom, including any hazardous substances, or the premises at which the Equipment may be located from time to time, or (C) the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession of any property to which it may be attached from time to time, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used, possessed or operated, during the term of any Schedule with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) any claim in tort for negligence or strict liability, and any claim for patent, trademark or copyright infringement, or the loss, damage, destruction, theft, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof, including Claims involving or alleging environmental damage, or any criminal or terrorist act, or for whatever other reason whatsoever. If any Claim is made against Lessee or an Indemnitee, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder.

15. **DEFAULT**. A default shall be deemed to have occurred hereunder and under a Schedule upon the occurrence of any of the following (each, an "**Event of Default**"): (a) non-payment of any Rent within ten (10) days after it is due; (b) failure to maintain, use or operate the Equipment in compliance with applicable law; (c) breach by Lessee of its covenants pursuant to Sections 4(e) and (f) hereof; (d) failure to obtain, maintain and comply with all of the insurance coverages required under this Lease; (e) any transfer or encumbrance, or the existence of any Lien, that is prohibited by this Lease; (f) a payment or other default by Lessee under any loan, lease, guaranty or other financial obligation to Lessor or any subsidiary (direct or indirect) of JPMorgan Chase & Co. (or its successors or assigns) (each, an "**Affiliate Credit Agreement**"), which default entitles the other party to such obligation to exercise remedies; (g) a payment or other default by Lessee under any material (that is, for an amount in excess of $10,000,000) loan, lease, guaranty or other material financial obligation to any third party which default has been declared; (h) an inaccuracy in any representation or breach of warranty by Lessee (including any false or misleading representation or warranty) in any financial statement, FOCUS Report or Lease Document, including any omission of any substantial contingent or unliquidated liability or claim against Lessee; (i) the

commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against Lessee or any of its properties or business (unless, if involuntary, the proceeding is dismissed within sixty (60) days of the filing thereof) or the rejection of this Lease or any other Lease Document in any such proceeding; (j) the failure by Lessee generally to pay its debts as they become due or its admission in writing of its inability to pay the same; (k) Lessee shall (1) enter into any transaction of merger or consolidation, unless Lessee shall be the surviving entity (such actions being referred to as an **"Event"**), unless the surviving entity is organized and existing under the laws of the United States or any state, and prior to such Event: (A) such person executes and delivers to Lessor (x) an agreement satisfactory to Lessor, in its sole discretion, containing such person's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee's obligations having previously arisen, or then or thereafter arising, under any and all of the Lease Documents, and (y) any and all other documents, agreements, instruments, certificates, opinions and filings requested by Lessor; and (B) Lessor is satisfied as to the creditworthiness of such person, and as to such person's conformance to the other standard criteria then used by Lessor when approving transactions similar to the transactions contemplated in this Lease; (2) cease to do business as a going concern, liquidate, or dissolve; or (3) sell, transfer, or otherwise dispose of all or substantially all of its assets or property; (l) the occurrence of a Change of Control (unless Lessee shall have provided thirty (30) days' prior written notice thereof to Lessor and Lessor shall have consented thereto in writing); (m) Lessee shall fail to pay any final judgment for the payment of money in an amount equal to or in excess of $10,000,000; (n) in Lessor's reasonable opinion, any event occurs or any condition exists which has a Material Adverse Effect; (o) the SEC revokes or suspends the status of Lessee as a broker-dealer; (p) the Securities Investor Protection Corporation applies for a protective decree with respect to Lessee; or (q) breach by Lessee of any other covenant, condition or agreement (other than those in items (a)-(p)) under this Lease or any of the other Lease Documents that continues for thirty (30) days after Lessor's written notice to Lessee (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period). The occurrence of an Event of Default with respect to any Schedule shall, at the sole discretion of Lessor, constitute an Event of Default with respect to any or all Schedules to which it is then a party. Notwithstanding anything to the contrary set forth herein, Lessor may exercise all rights and remedies hereunder independently with respect to each Schedule.

16. **REMEDIES.** (a) If an Event of Default occurs with respect to any Schedule, the Lessor thereunder may (in its sole discretion) exercise any one or more of the following remedies with respect to such Schedule and any or all other Schedules to which such Lessor is then a party: (1) proceed at law or in equity, to enforce specifically Lessee's performance or to recover damages; (2) declare each such Schedule in default, and terminate each such Schedule or otherwise terminate Lessee's right to use the Equipment and Lessee's other rights, but not its obligations, thereunder and Lessee shall immediately assemble, make available and, if Lessor requests, return the Equipment to Lessor in accordance with the terms of Section 13 of this Lease; (3) enter any premises where any item of Equipment is located and take immediate possession of and remove (or disable in place) such item (and/or any unattached parts) by self-help, summary proceedings or otherwise without liability; (4) use Lessee's premises for storage without liability; (5) to the extent permitted by applicable law, sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor's possession, at public or private sale, with or without notice to Lessee, and apply or retain the net proceeds of such disposition, with Lessee remaining liable for any deficiency and with any excess being for the account of Lessee; (6) enforce any or all of the preceding remedies with respect to any related Collateral, and apply any deposit or other cash collateral, or any proceeds of any such Collateral, at any time to reduce any amounts due to Lessor; (7) demand and recover from Lessee all Liquidated Damages and all Other Payments whenever the same shall be due; and (8) exercise any and all other remedies allowed by applicable law, including the UCC. As used herein, **"Liquidated Damages"** shall mean the liquidated damages (all of which, Lessee hereby acknowledges, are damages to be paid in lieu of future Basic Rent and are reasonable in light of the anticipated harm arising by reason of an Event of Default, and are not a penalty) described in the first sentence of Section 16(b). Upon the occurrence of the Event of Default described in Section 15(j) hereof, the remedy provided in Clause (7) above shall be automatically exercised without the requirement of prior written notice to Lessee or of any other act or declaration by Lessor, and the Liquidated Damages described therein shall be immediately due and payable.

(b) If an Event of Default occurs with respect to any Schedule, upon demand, Lessee shall pay to Lessor an amount calculated as the Principal Balance (as such term is defined in the applicable Schedule) (determined as of the date of the occurrence of the subject Event of Default), together with all other Rent due with respect to the related Schedule as of such determination date, and all Enforcement Costs (defined in Section 16(c)). If Lessor demands and receives payment from Lessee within ten (10) business days of such demand the Liquidated Damages under this Section 16(b) with respect to a Schedule, Lessee shall have no further liability to Lessor for payments under such Schedule and Lessor shall not be entitled to recover possession from Lessee of the Equipment with respect to such Schedule. If Lessor demands the Liquidated Damages under this Section 16(b) with respect to a Schedule and does not receive payment of

the same from Lessee within ten (10) business days after such demand, and subsequently recovers and sells the Equipment, any proceeds received in good and indefeasible funds shall be applied by Lessor, with respect to the related Schedule: first, to pay all Enforcement Costs, to the extent not previously paid; second, to pay to Lessor an amount equal to any unpaid Rent due and payable, together with the liquidated damage amounts specified in this Section 16(b), to the extent not previously paid; third, to pay to Lessor any interest accruing on the amounts covered by the preceding clauses, at the Default Rate, from and after the date the same becomes due, through the date of payment; and fourth, (A) if the Lessor under such Schedule is also the Lessor under any other Schedules (whether by retaining the same, or as Assignee), to satisfy any remaining obligations under any or all such other Schedules, or (B) if such Lessor is not the Lessor under any other Schedule, or if Lessee's obligations to such Lessor under such other Schedules have been fully and indefeasibly satisfied, to reimburse Lessee for such amounts to the extent paid by Lessee as Liquidated Damages pursuant to this Section 16(b).

(c) A termination of any Schedule shall occur only upon written notice by Lessor to Lessee. Unless already specifically provided for in Section 16(b), if an Event of Default occurs with respect to any Schedule, Lessee shall also be liable for all of the following ("**Enforcement Costs**"): (1) all unpaid Rent due before, during or after exercise of any of the foregoing remedies, and (2) all reasonable legal fees (including consultation, drafting notices or other documents, expert witness fees, sending notices or instituting, prosecuting or defending litigation or arbitration) and other enforcement costs and expenses incurred by reason of any Default or Event of Default or the exercise of Lessor's rights or remedies, including all expenses incurred in connection with the return or other recovery of any Equipment in accordance with the terms of this Lease or in placing such Equipment in the condition required hereby, or the sale, re-lease or other disposition (including but not limited to costs of transportation, possession, storage, insurance, taxes, lien removal, repair, refurbishing, advertising and brokers' fees), and all other pre-judgment and post-judgment enforcement related actions taken by Lessor or any actions taken by Lessor in any bankruptcy case involving Lessee, the Equipment, or any other person. From and after the date on which an Event of Default occurs, Lessee shall pay interest to Lessor with respect to all amounts due hereunder until such amounts are received by Lessor in good funds at a per annum interest rate that is the lesser of (A) the sum of the Interest Rate (as specified in the applicable Schedule) plus three (3) percent, or (B) the maximum rate permitted by applicable law (the "**Default Rate**"). No right or remedy is exclusive and each may be used successively and cumulatively. Any failure to exercise the rights granted hereunder upon any Default or Event of Default shall not constitute a waiver of any such right. No extension of time for payment or performance of any of Lessee's obligations hereunder shall operate to release, discharge, modify, change or affect the original liability of Lessee for such obligations, either in whole or in part. In any action to repossess any Equipment or other Collateral, Lessee waives any bonds and any surety or security required by any applicable laws as an incident to such repossession. Notices of Lessor's intention to accelerate, acceleration, nonpayment, presentment, protest, dishonor or any other notice whatsoever (other than as expressly set forth herein) are waived by Lessee. Any notice given by Lessor of any disposition of the Equipment or any Collateral or other intended action of Lessor which is given in accordance with this Lease at least five (5) business days prior to such action, shall constitute fair and reasonable notice of such action. The execution of a Schedule shall not constitute a waiver by Lessor of any pre-existing Default or Event of Default. With respect to any disposition of any Equipment or Collateral pursuant to this Section, (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the same for disposition, (ii) Lessor may comply with any Applicable Law in connection with any such disposition, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition thereof, (iii) Lessor may disclaim any title or other warranties in connection with any such disposition, (iv) if Lessor purchases any of the Equipment or Collateral at a public or private sale pursuant hereto, Lessor may pay for the same by crediting some or all of Lessee's obligations under any Schedule, and (v) Lessee shall remain responsible for any deficiency remaining after Lessor's exercise of its remedies and application of any funds or credits against Lessee's obligations under any Schedule, and Lessee shall be entitled to any excess after such application.

17. **ASSIGNMENT.** (a) LESSEE SHALL NOT ASSIGN, DELEGATE, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY SCHEDULE, OR ITS LEASEHOLD INTEREST OR ANY COLLATERAL, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE. Notwithstanding the foregoing, Lessee may permit the Equipment to come into the possession of WWT for the purpose of integration and installation of the Equipment in Lessee's premises. Without limiting the foregoing, (1) Lessee may not attempt to dispose of any of the Equipment, and (2) Lessee shall (A) maintain the Equipment free from all Liens, other than Permitted Liens, (B) notify Lessor immediately upon receipt of notice of any Lien affecting the Equipment, and (C) defend Lessor's title to the Equipment. A "**Permitted Lien**" shall mean any Lien for Impositions, Liens of mechanics, materialmen, or suppliers and similar Liens arising by operation of law, provided that any such Lien is incurred by Lessee in the ordinary course of

business, for sums that are not yet delinquent or are being contested in good faith and with due diligence, by negotiations or by appropriate proceedings which suspend the collection thereof and, in Lessor's sole discretion, (i) do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein, and (ii) for the payment of which adequate assurances or security have been provided to Lessor. No disposition referred to in this Section shall relieve Lessee of its obligations, and Lessee shall remain primarily liable under each Schedule and all of the other Lease Documents. (b) With prior or concurrent written notice to Lessee, Lessor may at any time grant a security interest in, sell, assign, delegate or otherwise transfer (an "**Assignment**") all or any part of its interest in the Equipment, this Lease or any Schedule and any related Lease Documents or any Rent thereunder, or the right to enter into any Schedule, and Lessee shall perform all of its obligations thereunder, to the extent so transferred, for the benefit of the beneficiary of such Assignment (such beneficiary, including any successors and assigns, an "**Assignee**"). Notwithstanding the foregoing, Chase Equipment Finance, Inc. agrees to retain, for its own account, Schedules executed hereunder with respect to Equipment having an aggregate original Total Invoice Cost up to thirty-three (33) percent of the aggregate original Total Invoice Cost of all Equipment from time to time leased hereunder. Lessee agrees not to assert against any Assignee any Abatement (without limiting the provisions of Section 2) or Claim that Lessee may have against Lessor, and Assignee shall not be bound by, or otherwise required to perform any of Lessor's obligations, unless expressly assumed by such Assignee. Lessor shall be relieved of any such assumed obligations. If so directed in writing, Lessee shall pay all Rent and all other sums that become due under the assigned Schedule and other Lease Documents directly to the Assignee or any other party designated in writing by Lessor or such Assignee. Lessee acknowledges that Lessor's right to enter into an Assignment is essential to Lessor and, accordingly, waives any restrictions under applicable law with respect to an Assignment and any related remedies. Upon the request of Lessor or any Assignee, Lessee also agrees (i) to promptly execute and deliver to Lessor or to such Assignee an acknowledgment of the Assignment in form and substance satisfactory to the requesting party, an insurance certificate and such other documents and assurances reasonably requested by Lessor or Assignee, and (ii) to comply with all other reasonable requirements of any such Assignee in connection with any such Assignment. Upon such Assignment and except as may otherwise be provided herein, all references in this Lease to "Lessor" shall include such Assignee. (c) Subject always to the foregoing, this Lease and each Schedule shall inure to the benefit of, and are binding upon, Lessee's and Lessor's respective successors and assigns (and, without limiting the foregoing, shall bind all persons who become bound as a "new debtor" to this Lease and any Schedule, as set forth in UCC Section 9-203(e)).

18. **MISCELLANEOUS.** (a) This Lease, each Schedule and the commitment letters issued to Lessee by Lessor and its Assignees with respect to the transaction contemplated hereby, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; provided, however, that the Commitment Letter issued to Lessee by an Assignee shall be applicable only with respect to those Schedules (and solely those Schedules) assigned to such Assignee. This Lease (to the extent incorporated by reference in a Schedule) and a Schedule (incorporating by reference this Lease) shall not be amended or modified in any manner except by a document in writing executed by Lessee and Lessor or, to the extent Lessor has assigned such Schedule to an Assignee, such Assignee. (b) Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (c) The representations, warranties and agreements of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, each Schedule and any other Lease Documents. With respect to each Schedule, the obligations of Lessee under Sections 8, 9, 10, 12, 13 and 14 hereof, together with any of Lessee's obligations under the other provisions of this Lease (as incorporated therein) which have accrued but not been fully satisfied, performed or complied with prior to the expiration or earlier cancellation or termination of such Schedule, shall survive the expiration or earlier cancellation or termination thereof. (d) All of Lessee's obligations hereunder and under any Schedule shall be performed at Lessee's sole expense. Lessee shall reimburse Lessor promptly upon demand for all expenses incurred by Lessor in connection with (1) any action taken by Lessor at Lessee's request, or in connection with any option, (2) the filing or recording of real property waivers and UCCs solely to the extent required in connection with the relocation or replacement of Equipment in accordance with the terms hereof, (3) any Enforcement Costs not recovered pursuant to Section 16, (4) after the occurrence of an Event of Default, all inspections, and (5) after the occurrence of an Event of Default, all lien search reports (and copies of filings) requested by Lessor. If Lessee fails to perform any of its obligations with respect to a Schedule, Lessor shall have the right, but shall not be obligated, to effect such performance, and Lessee shall reimburse Lessor, upon demand, for all expenses incurred by Lessor in connection with such performance. Lessor's effecting such compliance shall not be a waiver of Lessee's default. Subject to the foregoing provisions of this Section 18(d), Lessee shall not be obligated or liable to Lessor for any other costs or expenses paid or incurred by Lessor in connection with the administration of this Lease, the execution and/or delivery of any Schedule or any other Lease Document, except for a $500.00 per Schedule Set-Up/Filing Fee. (e) Lessee irrevocably appoints Lessor as Lessee's

attorney-in-fact (which power shall be deemed coupled with an interest) to: (1) make minor corrections to manifest errors in factual data in any Schedule and/or any addenda, attachments, exhibits and/or riders to this Lease or any Schedule; and (2) execute, endorse and deliver any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by this Lease, but only to the extent that the same relates to the Equipment. (f) LESSOR AND LESSEE HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LESSEE AND/OR LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS LEASE. (g) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt. (h) This Lease shall not be effective unless and until accepted by execution by an officer of Lessor at the address, in the State of New York (the "**State**"), as set forth below the signature of Lessor. THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW)), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in the State, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at the mailing address below Lessee's signature, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State. (i) This Lease and all of the other Lease Documents may be executed in counterparts. Photocopies or facsimile transmissions of signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original signatures. The transfer or possession of the "Lessor's Original" of this Lease shall be irrelevant to the full or collateral assignment of, or grant of security interest in, any Schedule; provided, however, no security interest in any Schedule may be created through the transfer, possession or control, as applicable, of any counterpart of such Schedule other than the original thereof, which shall be identified as the document or record (as applicable) marked "Original" and all other counterparts shall be marked "Duplicate". (j) If Lessor is required by the terms hereof to pay to or for the benefit of Lessee any amount received as a refund of an Imposition or as insurance proceeds, Lessor shall not be required to pay such amount, if any Default has occurred and not been cured or any Event of Default shall have occurred and not been waived by Lessor. In addition, if Lessor is required by the terms hereof to cooperate with Lessee in connection with certain matters, such cooperation shall not be required if a Default or Event of Default has then occurred and is continuing. (k) To the extent Lessor is required to give its consent or approval with respect to any matter, the reasonableness of Lessor's withholding of such consent shall be determined based on the then existing circumstances; provided, that Lessor's withholding of its consent shall be deemed reasonable for all purposes if (i) the taking of the action that is the subject of such request, might result (in Lessor's discretion), in (A) an impairment of Lessor's rights, title or interests hereunder or under any Schedule or other Lease Document, or to the Equipment, or (B) expose Lessor to any Claims or Impositions, or (ii) Lessee fails to provide promptly to Lessor any filings, certificates, opinions or indemnities required by Lessor as a condition to such consent.

19. **DEFINITIONS AND RULES OF CONSTRUCTION.** (a) The following terms when used in this Lease or in any of the Schedules have the following meanings: (1) "**affiliate**": with respect to any given person, shall mean (i) each person that directly or indirectly owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five (5) percent or more of the voting stock, membership interest or similar equity interest having ordinary voting power in the election of directors or managers of such person, or (ii) each person that controls, is controlled by, or is under common control with, such person. For the purposes of this definition, "control" of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; (2) "**applicable law**" or "**law**": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any governmental authority; (3) "**AS IS, WHERE IS**": **AS IS, WHERE IS**, without warranty, express or implied, with respect to any matter whatsoever; (4) "**business day**": any day, other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the state of the Lessor's notice address; (5) "**Change of Control**": (x) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Lessee; (y) occupation of a majority of the seats (other than vacant seats) on the board of directors or other governing body of Lessee by persons who were neither (A) nominated by said governing body nor (B) appointed by

directors so nominated; or (z) the acquisition of direct or indirect Control of Lessee by any person or group; (6) "**Control**": the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto; (7) "**Equity Interests**": shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest; (8) "**FOCUS Reports**": the Financial and Operational Combined Uniform Single Reports filed by Lessee with the SEC; (9) "**governmental authority**": any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign; (10) [intentionally blank]; (11) "**person**": any individual, corporation, limited liability entity, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lessee or Lessor; and (12) "**UCC**" or "**Uniform Commercial Code**": the Uniform Commercial Code as in effect in the State or in any other applicable jurisdiction; and any reference to an article (including Article 2A) or section thereof shall mean the corresponding article or section (however termed) of any such applicable version of the Uniform Commercial Code. (b) The following terms when used herein or in any of the Schedules shall be construed as follows: (1) "**herein,**" "**hereof,**" "**hereunder,**" etc.: in, of, under, etc. this Lease or such other Lease Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); (2) "**including**": means including without limitation unless such term is followed by the words "and limited to," or similar words; and (3) "**or**": at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to an applicable law shall also mean such law as amended, superseded or replaced from time to time.

20. **CERTAIN COSTS AND EXPENSES.** Notwithstanding anything to the contrary set forth herein, the maximum amount which Lessee shall be responsible to pay to Lessor for any out-of-pocket costs and/or expenses paid or incurred by Lessor in connection with the execution and delivery of this Lease shall be Ten Thousand Dollars ($10,000.00).

21. **TAX BENEFITS.** As between Lessor and Lessee, for income and property tax purposes, Lessee shall be treated as the owner of the Equipment and shall be entitled to retain all tax benefits (for example, losses, deductions and/or credits) relating to the Equipment. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of such tax benefits intended to be available to the owner of the Equipment.

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IN WITNESS WHEREOF, the parties hereto have caused this Master Lease Agreement to be duly executed as of the day and year first above set forth.

CHASE EQUIPMENT FINANCE, INC.
Lessor

By: James M. Guidarelli
Name: James M. Guidarelli
Title: Vice President

1111 Polaris Parkway
Suite A3
Columbus, Ohio 43240
Attention: Operations Manager
Facsimile: 866-276-4064

EDWARD D. JONES & CO., L.P.
Lessee

By: EDJ HOLDING COMPANY, INC., its General Partner

By: K. Bast
Name: KEVIN BASTIEN
Title: TREASURER

12555 Manchester Road
St. Louis, Missouri 63131-2000
Facsimile: 314-515-4969

Organizational No.: LP0000700
Federal Employer Identification No. 43-1449982